EXHIBIT 10.1

WAIVER AND AMENDMENT NO. 2 TO FINANCING AGREEMENT,

AND REAFFIRMATION OF GUARANTY

This WAIVER AND AMENDMENT NO. 2 TO FINANCING AGREEMENT AND REAFFIRMATION OF GUARANTY dated as of November 16, 2015 (the "Amendment"), is executed among Midwest Energy Emissions Corp., a Delaware corporation, (the "Borrower"), MES, Inc., a North Dakota corporation ("MES" or "Guarantor"), and AC Midwest Energy LLC, a Delaware limited liability company (the "Lender").

R E C I T A L S:

A. Borrower, Guarantor and Lender entered into that certain Financing Agreement dated as of August 14, 2014 (the "Original Financing Agreement"), pursuant to which Original Financing Agreement the Lender has made certain financial accommodations to Borrower, as evidenced by that certain Senior Secured Convertible Note dated as of August 14, 2014 in the original principal amount of $10,000,000 (the "Original Note"), which financial accommodations were guaranteed by the Guarantor pursuant to the Original Financing Agreement.

B. In connection with the Original Financing Agreement, Borrower and Guarantor granted the Lender a security interest in and to certain of the Borrower's and Guarantor's assets pursuant to that certain Security Agreement by and among the Borrower, Guarantor and Lender dated as of August 14, 2014 (the "Security Agreement"), that certain Securities Pledge Agreement between the Borrower and the Lender dated as of August 14, 2014 (the "Securities Pledge Agreement") and that certain Collateral Assignment of License Agreement by and among the Borrower, Guarantor and Lender dated as of August 14, 2014 (the "Collateral Assignment of License Agreement" and collectively with the Security Agreement and the Securities Pledge Agreement referred to herein as the "Security Documents").

C. In connection with the Original Financing Agreement, the Borrower issued to the Lender a warrant which entitles the Lender to purchase 12,500,000 shares of the Borrower's common stock as evidenced by that certain Warrant executed by the Borrower in favor of the Lender dated of August 14, 2014 (as amended, the "Warrant").

D. In connection with the Original Financing Agreement, Richard Galterio ("Agent") as agent for the Investors (as defined in that certain Noteholder Agency Appointment Agreement by and between the Investors and Agent, the "Agency Agreement") (each a "Subordinated Creditor" and collectively the "Subordinated Creditors"), Borrower and Guarantor executed and delivered to the Lender that certain Intercreditor Agreement dated as of August 14, 2014 (the "Intercreditor Agreement").

E. On March 16, 2015 Borrower, Guarantor and Lender entered into that certain Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty (the "First Amendment") which waived certain provisions of the Original Financing Agreement, amended the Warrant and the Original Financing Agreement and resulted in the Borrower issuing a replacement promissory in replacement for the Note (the "Replacement Note").

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F. At the present time the Borrower and the Guarantor request, and the Lender is agreeable to (i) a modification of various financial and other covenants and provisions as set forth in the Original Financing Agreement, as previously amended by the First Amendment (the "Amended Financing Agreement"), (ii) a waiver of a violation by the Borrower of the Minimum Units Contracted covenant set forth in Section 8.1(c) of the Amended Financing Agreement, and (iii) purchase an additional warrant to purchase 5,000,000 shares of Common Stock in the form of Exhibit A hereto (the "Second Warrant") and purchase from Borrower additional senior secured convertible promissory notes of Borrower pursuant to the terms and conditions hereinafter set forth in the form of Exhibit B hereto (the "New Notes"). (The Original Financing Agreement as amended by the First Amendment and this Amendment is referred to as the "Financing Agreement".)

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Guarantor and the Lender hereby agree as follows:

A G R E E M E N T S:

1. RECITALS. The foregoing recitals are hereby made a part of this Amendment.

2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Financing Agreement.

3. AMENDMENTS TO CERTAIN COVENANTS IN THE FINANCING AGREEMENT.

3.1 Revisions With Respect to Provisions Governing Certain Scheduled Payments. Section 2.3(a) of the Financing Agreement is hereby amended in its entirety to read as follows:

(a) Commencing on August 1, 2016 and continuing on the first Business Day of each quarter thereafter (i.e., the periods commencing November 1, February 1 and May 1, each, a "Principal Payment Date"), Borrower shall pay principal on the Notes (including without limitation, of the term "Note", the Replacement Note and any New Notes issued hereunder) equal to seven and one half percent (7.5%) of the outstanding principal amount of the Notes as of August 1, 2016 (before giving effect to the prepayment), with a final payment of all outstanding principal together with such other amounts as shall then be due and owing from Borrower to Lender under the Notes and this Agreement on the Maturity Date or the date on which the indebtedness evidenced hereby is accelerated as provided herein; provided, however, in lieu of receiving payments of principal on the Notes, the Lender or any of the other Holders may elect to exercise its or their conversion rights with respect to such payment in accordance with Section 2.10 hereof. Notwithstanding the foregoing provisions of this Section 2.3(a), Lender may cause (i) the Borrower to defer payment of any principal required to be paid with respect to the Notes pursuant to the foregoing provisions of this Section 2.3(a) and (ii) the due date for payment of any such portion of the principal of the Notes otherwise payable on a Principal Payment Date to be deferred to the Maturity Date, or the date on which the indebtedness evidenced hereby is accelerated as provided herein, if the Lender provides to the Borrower written notice of such mandatory deferral of principal payment by the Borrower not less than three Business Days prior to the applicable Principal Payment Date. Any payment of principal for which the Principal Payment Date has been deferred to the Maturity Date or the date on which the indebtedness evidenced hereby is accelerated as provided herein shall continue to bear interest as provided in Section 2.2.

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3.2 Revisions With Respect to Provisions Governing Optional Payments. Section 2.3(b)(i) of the Financing Agreement is hereby amended in its entirety to read as follows:

(i) Subject to the Lender's conversion rights set forth in Section 2.10 hereof, which conversion rights Lender may exercise at any time prior to 5:00 p.m. New York City time on the Business Day immediately prior to the specified Permitted Redemption Date, the Borrower may, on or after July 31, 2016, at its option, elect to pay to the Lender and all of the other Holders the Permitted Redemption Amount (as defined below), on the specified Permitted Redemption Date, by redeeming, in whole, amounts outstanding under the Notes (the "Permitted Redemption"). On or prior to the date which is the fifteenth (15th) Business Day prior to the proposed Permitted Redemption Date, the Borrower shall deliver written notice (the "Permitted Redemption Notice") to the Lender and all of the other Holders stating: (i) that the Borrower elects to redeem the Notes pursuant to the Permitted Redemption and (ii) the proposed Permitted Redemption Date. The "Permitted Redemption Amount" shall be equal to the sum of one hundred five percent (105%) of the outstanding sum of: (A) the aggregate outstanding principal amount of the Notes (including without limitation of the term "Notes" the Replacement Note and the New Notes) as of the Permitted Redemption Date, (B) all accrued and unpaid interest with respect to such principal amount and all accrued and unpaid fees, in each case, with respect to the principal amount of the Notes as of the Permitted Redemption Date (to the extent not previously added to the principal amount as set forth in subparagraph (A) immediately above), and (C) all other amounts due under the Transaction Documents with respect to the principal amount of the Notes as of the Permitted Redemption Date.

3.3 Revisions With Respect to Provisions Governing Certain Mandatory Prepayments. Section 2.3(c)(iii) of the Financing Agreement is hereby amended in its entirety to read as follows:

"(iii) Within five (5) days following the date of receipt by a Credit Party of any net cash proceeds from a capital contribution to, or the issuance of any Equity Interests of a Credit Party other than: (A) issuances by Borrower pursuant to any employee stock or stock option compensation plan permitted pursuant to the terms of this Agreement; or (B) cash applied toward payment of the indebtedness with respect to any of the Prior Convertible Notes; or (C) non-cash conversions of indebtedness with respect to any of the Prior Convertible Notes to equity or (D) an Approved TSXV Listing, the Borrower shall prepay the Notes as set forth in Section 2.3(d) in an aggregate amount equal to 100% of such net cash proceeds; provided, however, if the net cash proceeds are to be applied to payment of the indebtedness with respect to a Prior Junior Convertible Note, such net cash proceeds may be held by Borrower until the maturity date of such Prior Junior Convertible Note as long as they are then so applied. The term "Approved TSXV Listing" shall mean the initial public offering of Common Stock listed for trading on the TSX Venture Exchange ("TSXV") in connection with the Company being listed on the TSXV but only if the Company receives net proceeds from such public offering of not less than US$500,000."

Section 2.3(c)(vi) is hereby amended to add to such section the following sentence:

"Any Mandatory prepayment pursuant to this Section 2.3(c) shall be applied first to the New Notes in reverse order of issuance and then to the Replacement Note."

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3.4 Restrictions on Exercise on Approved TSXV Listing. If required in order for the Common Stock of the Borrower to be listed on the TSXV pursuant to the standards in the TSXV listing manual and in connection with an Approved TSXV Listing, the Lender agrees to enter into an agreement, reasonably acceptable to Lender, to restrict its ability to convert the Warrant, the Second Warrant, the Note and the New Notes into Common Stock listed on the TSXV for a reasonable period of time.

3.5 Revised Financial Covenants. Section 8.1 (a) through (c) of the Financing Agreement is hereby amended in its entirety to read as follows:

(a) "Section 8.1 Financial CovenantsMinimum EBITDA. On the dates listed below, Borrower and its Subsidiaries, on a consolidated basis, shall have EBITDA for the twelve (12) month period ending on the date of such calculation of not less than:

Testing Period	LTM EBITDA
November 30, 2015	$(2,100,000)
December 31, 2015	$(1,500,000)
January 31, 2016	$(1,100,000)
February 29, 2016	$(600,000)
March 31, 2016	$(500,000)
April 30, 2016	$(500,000)
May 31, 2016	$0
June 30, 2016	$1,000,000
July 31, 2016	$2,000,000
August 31, 2016	$2,750,000
September 31, 2016	$3,500,000
October 31, 2016	$4,000,000
November 30, 2016	$4,500,000
December 31, 2016	$5,000,000
January 31, 2017	$5,500,000
February 28, 2017	$5,667,000
March 31, 2017	$5,833,000
Thereafter	$6,000,000

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(b) Maximum SG&A or Minimum Contracted Units. On the dates listed below, Borrower and its Subsidiaries, on a consolidated basis, shall have SG&A for the three (3) month period ending on the date of such calculation of not more than, or have Contracted Units on the date of such calculation of not less than:

Testing Period	Last Three Month SG&A	Minimum Contracted Units
November 30, 2015	$700,000	18
Thereafter	$700,000	18

(c) Minimum Contracted Units. On the dates listed below, Borrower and its Subsidiaries, on a consolidated basis, shall have Contracted Units on the date of such calculation of not less than:

Testing Period	Contracted Units
November 30, 2015	14
December 31, 2015	14
January 31, 2016	14
February 29, 2016	14
March 31, 2016	14
April 30, 2016	18
May 31, 2016	18
June 30, 2016	18
Thereafter	20

3.6 Certain Revised Definitions.

The following defined terms used in the Financing Agreement shall henceforth have the definitions set forth below in lieu of the definitions previously set forth in the Financing Agreement:

"Conversion Shares" means those shares of Common Stock or other securities issuable pursuant to the terms of the Note, the Replacement Note, the New Notes, and any additional senior secured convertible notes of Borrower issued by Borrower to the Lender pursuant to the Financing Agreement including, without limitation, upon conversion, amortization and in payment of principal and interest or otherwise.

"Note" means collectively the promissory note issued under the Original Financing Agreement, the Replacement Notes and the New Notes, as defined in this Agreement and any additional senior secured convertible notes issued by Borrower to the Lender pursuant to the Financing Agreement, as such may be amended, modified, restated or supplemented from time to time. The term "Notes" as used in the Financing Agreement shall include the Note delivered pursuant to Section 2.1 of the Original Financing Agreement, the Replacement Note, the New Notes and any additional senior secured convertible notes of Borrower issued by Borrower to the Lender pursuant to the Financing Agreement and each such senior secured note delivered in substitution or exchange for, subdivision of, or otherwise in respect of, the Note or a New Note pursuant to any provision of the Financing Agreement. Should Lender elect to cause one or more persons or entities to hold a portion of the Note or New Note, then the Note or New Note may be subdivided into multiple notes and the term "Note" shall include each separate Note as the respective Holder's interest may appear, and the term "Lender" in such instance shall refer to each Holder of a Note as his or its interest may appear.

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"Maturity Date" means the earlier of (a) July 31, 2018, and (b) such earlier date as the unpaid principal balance of the Note, the Replacement Note and the New Note becomes due and payable pursuant to the terms of this Agreement and the Note, the Replacement Note and the New Notes.

"Permitted Redemption Date" means the date on which the Borrower has elected to redeem all, but not less than all, of the Notes (including without limitation of the term "Notes", the Replacement Notes and the New Notes issues hereunder) in accordance with Section 2.3(b).

"Security" or "Securities" means the Notes (including without limitation, the Note, the Replacement Note, and the New Notes), the Conversion Shares, the Warrant, the Second Warrant and the Warrant Shares.

"Transaction Documents" means the Financing Agreement, the Note, the Replacement Note, the New Notes, this Amendment, the Warrant Documents, the Security Documents, the Fee Letter, the Intercreditor Agreement, the Investor/Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and each of the other agreements, documents and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

"Warrant" means collectively, the warrant issued by Borrower in connection with it entering into the Original Financing Agreement with the Lender and the Second Warrant.

"Warrant Documents" means, collectively, the Warrant (including without limitation, the Second Warrant), the certificates representing the Warrant Shares, and any other agreement, document or certificate relating to any of the foregoing.

"Warrant Shares" means those shares of Common Stock or other securities for which the Warrant (including without limitation, the Second Warrant) and any accrued and unpaid dividends thereon, may be exercised pursuant to the terms of the Warrant and the Second Warrant.

4. PURCHASE AND SALE OF NEW NOTES

4.1 Commitment of Borrower to Sell and Lender to Purchase New Notes. In consideration for the Lender's payment of the applicable New Note purchase price as specified in Section 4.2: (i) the Borrower shall issue and sell to the Lender, and the Lender agrees to purchase from the Borrower, on the applicable New Note Closing Date (as defined below), a New Note in the principal amount of the applicable purchase price and (ii) in connection with the purchase of the initial New Note, the Borrower shall issue to Lender on the first New Note Closing Date, as defined below, the Second Warrant to purchase 5,000,000 of shares of Common Stock. Each closing of the purchase of a New Note (a "New Note Closing") shall occur at the offices of Sugar Felsenthal Grais & Hammer LLP, 30 North LaSalle Street, Suite 3000, Chicago, Illinois 60602 at 10:00 a.m., Chicago time. Each Closing of the purchase of a New Note shall occur on the date specified below (each a "New Note Closing Date"), subject to notification of satisfaction (or waiver) of the conditions to such New Note Closing set forth in Sections 4.2 and 4.3 below (or such later date as is mutually agreed to by the Borrower and the Lender).

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4.2 New Notes. Purchaser agrees to purchase up to three New Notes in an original principal amount of up to $2,000,000 on the terms and subject to the conditions set forth in this Section 4.

(a) If the applicable terms and conditions are satisfied, on the date hereof (i) Lender shall pay $600,000, as the purchase price of the New Note and Second Warrant, to Borrower by wire transfer of immediately available funds in accordance with a letter of direction from Borrower, and (ii) the Borrower shall deliver to Lender (A) a New Note in the original principal amount of $600,000, which the Lender is then purchasing, duly executed by the Borrower and registered in the name of Lender or its designee and (B) the Second Warrant or subdivided into multiple warrants in the denominations as such Lender shall have requested prior to such New Note Closing Date) which such Lender is then purchasing, duly executed by the Borrower and registered in the name of such Lender or its designee(s).

(b) If the applicable terms and conditions to require Lender to purchase the second New Note are satisfied, and Borrower has given Lender written notice of its desire to sell to Lender the second New Note on or before January 15, 2016, then on January 29, 2016 (i) Lender shall pay $400,000, as the purchase price of the New Note, to Borrower by wire transfer of immediately available funds in accordance with a letter of direction from Borrower, and (ii) the Borrower shall deliver to Lender a New Note in the original principal amount of $400,000, which the Lender is then purchasing, duly executed by the Borrower and registered in the name of Lender or its designee.

(c) If the applicable terms and conditions are satisfied to require Lender to purchase another New Note, and Borrower has given Lender on or after February 1, 2016 and on or before June 15, 2016 written notice of its desire to sell to Lender another New Note, which notice shall set forth the principal amount of such additional New Note, in multiples of $100,000 in an amount up a maximum principal amount of $1,000,000 (the "Requested Amount"), and Lender in its sole and absolute discretion has given Borrower written notice that Lender has elected to purchase a New Note in the Requested Amount, Lender shall pay the Requested Amount, as the purchase price of such New Note, to Borrower by wire transfer of immediately available funds in accordance with a letter of direction from Borrower at a mutually agreed closing date not less than 15 days and not more than 30 days from the date of Lender's receipt of such notice, and (ii) the Borrower shall deliver to Lender a New Note in the original principal amount of the Requested Amount, which the Lender is then purchasing, duly executed by the Borrower and registered in the name of Lender or its designee(s).

4.3 Conditions to Lender's Obligation to Purchase the New Notes.

The obligation of the Lender to purchase each of the New Notes (and the New Warrant on the date hereof) is subject to the satisfaction of the following conditions on the applicable New Note Closing Date:

(a) On or before each New Note Closing Date, the Borrower and MES shall each have executed and delivered, or caused to be delivered, to the Lender:

(i) a certificate dated as of the applicable New Note Closing Date evidencing its incorporation and good standing in its jurisdiction of incorporation issued by the Secretary of State of such jurisdiction, as of a date reasonably proximate to the Closing Date;

(ii) a certificate dated as of the applicable New Note Closing Date evidencing its qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which such Person is qualified to conduct business and failure to so qualify would cause a Material Adverse Effect, as of a date reasonably proximate to the Closing Date;

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(iii) a certificate dated as of the applicable New Note Closing Date, executed by the secretary of the Borrower and MES, as applicable, and dated the Closing Date, as to (A) the resolutions consistent with this Amendment, authorizing the issuance and sale of the Second Warrant and the New Notes and reserving for issuance the necessary numbers of shares of Common Stock, as adopted by such Person's board of directors in a form reasonably acceptable to the Lender, (B) the Borrower's and MES' articles or certificate of incorporation certified as of a recent date from the Secretary of State of the applicable jurisdiction, each as in effect at the Closing, (C) the Borrower's and MES' bylaws, each as in effect at the Closing, and (D) no action having been taken by the Borrower, MES or their respective stockholders or directors in contemplation of any amendments to items (A), (B), or (C) listed in this Section, as certified in the form attached hereto as Exhibit C; and

(iv) a Reaffirmation of Security Documents dated as of the applicable New Note Closing Date in the form attached hereto as Exhibit D.

(b) Since June 30, 2014, there shall have been no change which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c) The representations and warranties of the Borrower and MES set forth in the Financing Agreement shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of the date when made and as of each New Note Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of such specific date), and the Borrower and MES shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Credit Parties at or prior to the applicable New Note Closing Date. The Lender shall have received certificates, executed by the chief executive officer of the Borrower and MES, dated the applicable New Note Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Lender.

(d) No Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing or would result from the issuance of the applicable New Note or Second Warrant, as applicable, at the New Note Closing.

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(e) Solely at the New Note Closing Date occurring on the date hereof:

(i) Borrower shall have duly executed and delivered to Lender in the forms previously provided to Borrower by Lender the Amendment No. 1 to Investor/Registration Rights Agreement and Borrower and Guarantor shall have duly executed and delivered to Lender the Amendment No. 1 to Collateral Assignment of License Agreement (collectively, with the Reaffirmation of Security Documents delivered on the date hereof, the "Transaction Document Amendments") and

(ii) Borrower shall have duly executed and delivered to Lender the Second Warrant, in the form previously provided to Borrower by Lender.

(f) Since the date of this Amendment, (i) no change has occurred or has been proposed by the United States Environmental Protection Agency (the "EPA") in the Mercury and Air Toxics Standards (MATS) regulations issued by the EPA, (ii) no court has entered a ruling with respect to the MATS regulations, the EPA's enforcement of the MATS regulations or any matter related to the MATS regulations, and (iii) no legislation has been introduced in the United States House of Representatives or Senate or a committee thereof, that could possibly have a Material Adverse Effect, as determined by Lender in its sole and absolute discretion.

(g) Such purchase would not subject the Lender, based on the advice of counsel to the Lender, to any liability or potential liability under applicable securities laws (including, without limitation, Section 16 of the Securities Exchange Act of 1934, as amended).

(h) Borrower and Guarantor shall have delivered such other documents, certificates and/or opinions of counsel as the Lender may request.

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5. REAFFIRMATION OF GUARANTY. Guarantor hereby expressly (a) consents to the execution by the Borrower and the Lender of this Amendment; (b) acknowledges that the "Obligations" (as defined in the Financing Agreement as modified by the First Amendment and this Amendment ) includes all of the obligations and liabilities owing from the Borrower to the Lender, including, but not limited to, the obligations and liabilities of the Borrower to the Lender under and pursuant to the Financing Agreement, as amended from time to time, and as evidenced by the Replacement Note, as modified, extended and/or replaced from time to time and any and all New Notes issued pursuant to this Amendment; (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Financing Agreement; (d) agrees that all such obligations and liabilities under the Financing Agreement and the Transaction Documents, as redefined by this Amendment, shall continue in full force and that the execution and delivery of this Amendment to, and its acceptance by, the Lender shall not in any manner whatsoever (i) impair or affect the liability of Guarantor to the Lender under the Financing Agreement, (ii) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of the Lender at law, in equity or by statute, against Guarantor pursuant to the Financing Agreement, and/or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to the Lender by Guarantor under the Financing Agreement; and (e) represents and warrants that each of the representations and warranties made by Guarantor in any of the documents executed in connection with the Loan remain true and correct as of the date hereof.

6. WAIVER OF DEFAULTED COVENANT. The Borrower has informed the Lender that the Borrower has failed to comply with the Minimum Contracted Unitsset forth in Section 8.1(c) of the Financing Agreement for the September and October 2015 Testing Periods (the "Defaulted Covenant"). The Borrowerand the Guarantor agrees and acknowledge that, as a result of the occurrence of such Defaulted Covenant, an Event of Default has occurred and is continuing under Section 10.1(f) of the Financing Agreement. The Borrower and the Guarantors have therefore requested that the Lender waive compliance by the Borrower with the Defaulted Covenant as well as the resulting Event of Default.

The Lender hereby waives: (a) compliance by the Borrower with the Defaulted Covenant, (b) the Event of Default occurring by reason of the Borrower's failure to comply with the Defaulted Covenant occurring for the September and October 2015 Testing Periods and (c) the Lender's remedies under the Financing Agreement with respect to the Defaulted Covenant and the resulting Event of Default. This waiver shall be narrowly construed and shall neither extend to any other violations of the covenants or other Events of Default under the Financing Agreement nor shall this waiver prejudice any rights or remedies which the Lender may have or be entitled to with respect to such future covenant violations or other Events of Default under the Financing Agreement.

7. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Amendment, the Borrower and the Guarantor hereby certify, represent and warrant to the Lender that:

7.1 Organization. The Borrower, the Guarantor and each of their Subsidiaries are entities duly incorporated or organized and validly existing in good standing under the laws of the jurisdiction in which they are formed or incorporated, and have the requisite power and authorization to own their properties and carry on their business as now being conducted. The Borrower, the Guarantor and each of their Subsidiaries are duly qualified as foreign entities to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have, either individually or in the aggregate, a Material Adverse Effect.

7.2 Authorization. The Borrower and the Guarantor duly authorized to execute and deliver this Amendment, the New Notes, the Second Warrant and the Transaction Documents Amendments (collectively, the "Amendment Documents") and is and will continue to be duly authorized to borrow monies under the Financing Agreement, as amended hereby, and to perform its obligations under the Financing Agreement, as amended hereby, and the Amendment Documents.

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7.3 No Conflicts/No Consent. The execution and delivery of this Amendment Documents and the performance by the Borrower and the Guarantor of their respective obligations under such documents, does not and will not conflict with any provision of law or of the articles of incorporation or bylawsof the Borrower or the Guarantor. In addition, the execution and delivery of the Amendment Documents and the performance by the Borrower and the Guarantor of their respective obligations under the Financing Agreement, as amended hereby, and the Amendment Documents does not and will not conflict with the provisions of or require consent of any third party under any agreement binding upon the Borrower and/or the Guarantor. Without limiting the foregoing, the Borrower represents and warrants that the execution and delivery of the Amendment Documents and the performance by the Borrower and the Guarantor of their respective obligations under the Financing Agreement, as amended hereby, and the Amendment Documents does not violate the terms of or require the consent of Subordinated Creditorsor the Agent under the Intercreditor Agreement.

7.4 Validity and Binding Effect. The Financing Agreement, as amended hereby, and each of the Amendment Documents is a legal, valid and binding obligation of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

7.5 Compliance with Financing Agreement. Subject to the updates to the Disclosure Schedules attached hereto as Schedules 7.7, 7.8 and 7.32 the representations and warranties set forth in Article 7 of the Financing Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Lender and except for such changes as are specifically permitted under the Financing Agreement. In addition, except for the Defaulted Covenant, the Borrower and the Guarantor have complied with and are in compliance with all of the covenants set forth in the Financing Agreement, as amended hereby, including, but not limited to, those set forth in Section 8.1(a), Section 8.1(b), Section 8.1(c) and Section 8.1(d) thereof.

7.6 No Event of Default. As of the date hereof and except for the Event of Default occurring as a result of the Defaulted Covenant, no Event of Default under the Financing Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

7.7 No Subordinated Debt Default. As of the date hereof, no default under any of the documents evidencing or securing any of the Prior Convertible Notes, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a default under any of the documents evidencing or securing any of the Prior Convertible Notes, has occurred or is continuing.

8. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Lender of an executed copy of this Amendment and the documents set forth in Section 4 to be delivered by Borrower and Guarantor for the New Note Closing to occur on the date hereof.

9. GENERAL.

9.1 Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. Wherever possible each provision of the Financing Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Financing Agreement and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Financing Agreement and this Amendment.

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9.2 Successors and Assigns. This Amendment shall be binding upon the Borrower, the Guarantor and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantor and the Lender and the successors and assigns of the Lender.

9.3 Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Financing Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Financing Agreement and the other Loan Documents. The Guarantor, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Financing Agreement.

9.4 References to Financing Agreement. Each reference in the Financing Agreement to "this Agreement", "hereunder", "hereof", or words of like import, and each reference to the Financing Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Financing Agreement, as amended by the First Amendment and hereby.

9.5 Expenses. The Borrower shall pay all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys' fees and time charges of attorneys who may be employees of the Lender or any affiliate or parent of the Lender. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

9.6 Counterparts/Electronic Signatures. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

9.7 Release. The Borrower and Guarantor represent and warrant that they are not aware of any claims or causes of action against the Lender or any of its affiliates, or their respective successors or assigns, and that they have no defenses, offsets or counterclaims with respect to any Obligations owed by the Borrower and Guarantor to the Lender. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each of the Borrower and Guarantor, on behalf of themselves and their employees, agents, executors, heirs, successors and assigns, do hereby release the Lender, its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Obligation, the Transaction Documents, the First Amendment, or the business relationship between any of the Borrower or the Guarantor and the Lender, and any claims asserted or which could have been asserted by any of the Borrower or the Guarantor in connection with the Obligations, the Transaction Documents, the First Amendment or this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty as of the date first above written.

MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation

By:	/s/ Richard H. Gross
Name:	Richard H. Gross
Title:	Chief Financial Officer

MES, INC., a North Dakota corporation

By:	/s/ Richard H. Gross
Name:	Richard H. Gross
Title:	Chief Financial Officer

AC MIDWEST ENERGY LLC, a Delaware limited liability company

By:	/s/ Samir Patel
Name:	Samir Patel
Title:	Manager

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EXHIBIT A

Second Warrant

See attached

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EXHIBIT B

Form of Senior Secured Convertible Note

See attached

15

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE BORROWER REPRESENTATIVE, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE, PROVIDED SUCH PLEDGE IS MADE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

SENIOR SECURED CONVERTIBLE NOTE

November 16, 2015	Principal: U.S. $600,000

FOR VALUE RECEIVED, Midwest Energy Emissions Corp., a Delaware corporation (the "Borrower") hereby promises to pay to the order of AC Midwest Energy LLC, a Delaware limited liability company or its registered assigns (the "Lender") the amount set out above as the Principal pursuant to the terms of that certain Financing Agreement dated as of August 14, 2014, as amended from time to time, by and among the Borrower, MES, Inc., a North Dakota corporation ("MES" or "Guarantor") and the Lender (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time the "Financing Agreement"). Borrower hereby promises to pay accrued and unpaid interest and premium, if any, on the Principal on the dates, rates and in the manner provided for in the Financing Agreement. This Senior Secured Note is referred to herein and in the Financing Agreement and the Security Documents as the "Note" and all Senior Secured Notes issued in exchange, transfer, or replacement hereof in accordance with the terms of the Financing Agreement is referred to herein and in the Financing Agreement and the Security Documents collectively as the "Notes". Capitalized terms used and not herein are defined in the Financing Agreement.

This Note is subject to optional redemption, mandatory prepayment and shall be convertible into shares of common stock of the Borrower on the terms specified in the Financing Agreement. At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid interest and any applicable premium due, if any, may be declared or otherwise become due and payable in the manner, at the price and with the effect, all as provided in the Financing Agreement.

This repayment of this Note is guaranteed by the Guarantor in accordance with the terms set forth in Article 9 of the Financing Agreement and is secured by a pledge of all of the assets of the Borrower and the Guarantor in accordance with the Security Documents.

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All payments in respect of this Note are to be made in lawful money of the United States of America at the Lender's office in New York, New York or at such other place as the Holder of Notes shall inform the Borrower from time to time.

This Note may be assigned by the Lender, subject to the terms of Section 11.8 of the Financing Agreement. This Note is a registered Note and, as provided in the Financing Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Lender hereof or such Lender's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower will not be affected by any notice to the contrary.

This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Note shall be brought in any state or federal and state court located within New York, New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Note brought in the aforementioned courts, and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

THE LENDER AND THE BORROWER IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date set out above.

BORROWER: Midwest Energy Emissions Corp.

By:
Name:
Its:

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EXHIBIT C

Form of Compliance Certificate

See attached

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EXHIBIT D

Reaffirmation of the Security Documents

See attached

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REAFFIRMATION OF SECURITY DOCUMENTS

THIS REAFFIRMATION OF SECURITY DOCUMENTS (this "Reaffirmation") is made as of the 16th day of November by Midwest Energy Emissions Corp., a Delaware corporation, (the "Borrower") and MES, Inc., a North Dakota corporation ("Guarantor") in favor of AC Midwest Energy LLC, a Delaware limited liability company (the "Lender").

R E C I T A L S:

A. Borrower, Guarantor and Lender entered into that certain Financing Agreement dated as of August 14, 2014 (the "Financing Agreement"), pursuant to which Financing Agreement the Lender has made certain financial accommodations to Borrower, as evidenced by that certain Senior Secured Convertible Note dated as of August 14, 2014 in the original principal amount of $10,000,000 (the "Note"), which financial accommodations were guaranteed by the Guarantor pursuant to the Financing Agreement.

B. In connection with the Financing Agreement, Borrower and Guarantor granted the Lender a security interest in and to certain of the Borrower's and Guarantor's assets pursuant to that certain Security Agreement by and among the Borrower, Guarantor and Lender dated as of August 14, 2014 (the "Security Agreement"), that certain Securities Pledge Agreement between the Borrower and the Lender dated as of August 14, 2014 (the "Securities Pledge Agreement") and that certain Collateral Assignment of License Agreement by and among the Borrower, Guarantor and Lender dated as of August 14, 2014 (the "Collateral Assignment of License Agreement" and collectively with the Security Agreement and the Securities Pledge Agreement, as may be amended from time to time, referred to herein as the "Security Documents").

C. Lender, Borrower and Lender previously entered into that certain Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty (the "First Amendment") by and among the Borrower, the Guarantor and the Lender dated as of March 16, 2015.

D. Borrower and the Guarantor have requested from the Lender (i) that Lender purchase from Borrower a warrant and additional secured senior convertible promissory notes; (ii) a waiver of a violation by the Borrower of the Minimum Units Contracted covenant set forth in Section 8.1(c) of the Financing Agreement; and (iii) an amendment to certain other terms of the Financing Agreement, and the Lender has agreed pursuant and subject to the terms and conditions set forth in that certain Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty by and among the Borrower, the Guarantor and the Lender dated as of the date hereof (the "Financing AgreementAmendment").

E. The Lender has required, as a condition precedent to its agreement to execute the Financing Agreement Amendment that the Borrower and the Guarantor reaffirm their obligations under the Security Documents as set forth herein.

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NOW THEREFORE, in consideration for the Lender's agreement to execute the Financing Agreement Amendment and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Borrower and the Guarantor agree as follows:

1. Notwithstanding the execution and delivery of the First Amendment and the Financing Agreement Amendment, the Borrower and the Guarantor hereby reaffirm all of the agreements, representations, covenants and obligations of the Borrower and the Guarantor under the Security Documents and acknowledge and agree that the Security Documents shall remain and continue to be the valid and binding obligation of the Borrower and the Guarantor. Without limiting the foregoing, the Borrower and the Guarantor hereby agrees that all of the pledges, assignments, transfers, conveyances, mortgages and grants of security interest of any property given to Lender by any Credit Party pursuant to the Security Documents constituted and shall and hereinafter do continue to constitute pledges, assignments, transfers, conveyances, mortgages and grants of security interests of property to secure the Obligations. Borrower and Guarantor acknowledge and agree that the Obligations secured by the Security Documents shall be the Obligations, as such term is defined in the Financing Agreement as amended, modified, supplemented or restated from time to time, and no change in the definition of the Obligations shall in anyway release, limit or modify their obligations under the Security Documents.

2. The Borrower and the Guarantor acknowledge and agree that the Security Documents have not been discharged to any extent and that no rights or remedies of the Lender thereunder have been waived. The Borrower and the Guarantor further agree to and hereby waive any and all defenses that would arise as a result of the Lender's agreement to amend certain provisions of the Financing Agreement and waive its rights with respect to any Events of Default pursuant to the Financing Agreement Amendment.

3. All recitals are hereby incorporated into and made a part of this Reaffirmation. Except as set forth herein, capitalized terms contained in this Reaffirmation shall have the respective meanings herein as such terms have in the Financing Agreement (as amended by the First Amendment and the Financing Agreement Amendment).

4. This Reaffirmation may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Reaffirmation by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this agreement. Any party delivering an executed counterpart of this agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Reaffirmation of Security Documents effective as of the day and year first above written.

MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation

By:
Name:
Title:

MES, INC., a North Dakota corporation

By:
Name:
Title:

Acknowledged and Agreed: AC MIDWEST ENERGY LLC, a Delaware limited liability company

By:
Name:
Title:

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